The Hartford Mutual Funds II, Inc.

POWER OF ATTORNEY

May 3, 2016

Hilary E. Ackermann Lynn S. Birdsong James E. Davey Christine R. Detrick Duane E. Hill	Sandra S. Jaffee William P. Johnston Phillip O. Peterson Lemma W. Senbet

do hereby constitute and appoint as their attorneys-in-fact Edward P. Macdonald and Alice A. Pellegrino to sign on their behalf the Registration Statement on Form N-14 relating to the proposed reorganizations of the funds listed below, each a series of Schroder Capital Funds (Delaware), a Delaware statutory trust (“Schroder Capital Funds”), or Schroder Series Trust, a Massachusetts business trust (“Schroder Series Trust”), as the case may be (each an “Acquired Fund”) with and into the corresponding series of The Hartford Mutual Funds II, Inc. listed below (each an “Acquiring Fund”), and any amendments to the Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto, and to file the same documents with the U.S. Securities and Exchange Commission relating to The Hartford Mutual Funds II, Inc.

Acquired Funds of Schroder Capital Funds	Acquiring Fund
Schroder Absolute Return EMD and Currency Fund	Hartford Schroders Emerging Markets Debt and Currency Fund
Schroder Broad Tax-Aware Value Bond Fund	Hartford Schroders Tax-Aware Bond Fund
Schroder Emerging Market Equity Fund	Hartford Schroders Emerging Markets Equity Fund
Schroder Emerging Markets Multi-Sector Bond Fund	Hartford Schroders Emerging Markets Multi-Sector Bond Fund
Schroder Global Multi-Asset Income Fund	Hartford Schroders Income Builder Fund
Schroder Global Strategic Bond Fund	Hartford Schroders Global Strategic Bond Fund
Schroder International Multi-Cap Value Fund	Hartford Schroders International Multi-Cap Value Fund
Schroder U.S. Small and Mid Cap Opportunities Fund	Hartford Schroders US Small/Mid Cap Opportunities Fund

Acquired Funds of Schroder Series Trust	Acquiring Fund
Schroder International Alpha Fund	Hartford Schroders International Stock Fund
Schroder U.S. Opportunities Fund	Hartford Schroders US Small Cap Opportunities Fund

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/ Hilary E. Ackermann	/s/ Sandra S. Jaffee
Hilary E. Ackermann	Sandra S. Jaffee

/s/ Lynn S. Birdsong	/s/ William P. Johnston
Lynn S. Birdsong	William P. Johnston

/s/ James E. Davey	/s/ Phillip O. Peterson
James E. Davey	Phillip O. Peterson

/s/ Christine R. Detrick	/s/ Lemma W. Senbet
Christine R. Detrick	Lemma W. Senbet

/s/ Duane E. Hill
Duane E. Hill